Exhibit 4.3

[FORM OF FACE OF NOTE]

SL GREEN OPERATING PARTNERSHIP, L.P.
3.00% EXCHANGEABLE SENIOR NOTES DUE 2027

No.

CUSIP: 78444F AA4

$

SL Green Operating Partnership, L.P., a Delaware limited partnership (herein called the “Issuer,” which term includes any successor under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of                                                   ($         ), or such lesser amount as is set forth in the Schedule of Increases or Decreases in Note on the other side of this Note, on March 30, 2027 at the office or agency of the Issuer maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on March 30 and September 30 of each year, commencing September 30, 2007, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 3.00%, from the March 30 or September 30, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless no interest has been paid or duly provided for on the Notes, in which case from March 26, 2007 until payment of said principal sum has been made or duly provided for. Payment of the principal of and interest on the Notes not represented by a Global Note will be made at the Corporate Trust Office or the office maintained for that purpose in the Borough of Manhattan, The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer, payments of interest on the Notes may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register or (ii) by wire transfer to an account maintained by the Person entitled thereto located within the United States.

The Issuer promises to pay interest on overdue principal, premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) interest at the rate borne by the Notes.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to exchange this Note into cash and, if applicable, shares of Common Stock, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by facsimile by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated: March 26, 2007

SL GREEN OPERATING PARTNERSHIP, L.P.
By:	SL Green Realty Corp. Its: Managing General Partner
By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-named Indenture.

Dated:

The Bank of New York, as Trustee

By:
Name:
Title:

[FORM OF REVERSE OF NOTE]

SL GREEN OPERATING PARTNERSHIP, L.P.
3.00% EXCHANGEABLE SENIOR NOTES DUE 2027

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its 3.00% Exchangeable Senior Notes due 2027 (herein called the “Notes”), issued under and pursuant to an Indenture dated as of March 26, 2007 (herein called the “Indenture”), among the Issuer, the Company and The Bank of New York, as trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Notes. Defined terms used but not otherwise defined in this Note shall have the respective meanings ascribed thereto in the Indenture.

If an Event of Default (other than an Event of Default specified in Section 8.01(h) or 8.01(i) of the Indenture) occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all Notes may be declared to be due and payable by either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, and, upon said declaration the same shall be immediately due and payable. If an Event of Default specified in Section 8.01(h) or 8.01(i) of the Indenture occurs and is continuing, then the principal of and premium, if any, and interest accrued and unpaid on all the Notes shall be immediately due and payable without any declaration or other action on the part of the Trustee or any Holder of Notes.

The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes, subject to exceptions set forth in Section 11.02 of the Indenture. Subject to the provisions of the Indenture, the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding may, on behalf of the Holders of all of the Notes, waive certain past defaults or Events of Default.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Issuer and the Holder of the Notes, the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, on and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein and in the Indenture prescribed.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

The Notes are issuable in fully-registered form, without coupons, in minimum denominations of $1,000 principal amount and in integral multiples of $1,000 in excess thereof. At the office or agency of the Issuer referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.

The Issuer shall have the right to redeem the Notes under certain circumstances as set forth in Section 3.01 of the Indenture.

The Notes are not subject to redemption through the operation of any sinking fund.

Upon the occurrence of a Designated Event, or on March 30, 2012, March 30, 2017 and March 30, 2022, Holders shall have the right to require the Issuer to repurchase all or a portion of their Notes pursuant to Section 4.01 and Section 5.01, respectively, of the Indenture.

Subject to and in compliance with the provisions of the Indenture, the Holder hereof shall have the right to exchange each $1,000 principal amount of this Note into cash and, if applicable, shares of Common Stock as provided in Article 15 of the Indenture.

In the event the Holder surrenders this Note for exchange in connection with certain Designated Events, the Issuer will increase the Applicable Exchange Rate by the Additional Designated Event Shares as and when provided in Section 15.11, or, in certain circumstances adjust the Exchange Rate for Acquirer Common Stock as provided in Section 15.12 of the Indenture.

No recourse for the payment of the principal of (including the Redemption Price or Repurchase Price upon redemption or repurchase pursuant to Article 3, Article 4 and Article 5 of the Indenture) or any premium, if any, or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any supplemental indenture or in this Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, partner, member, manager, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company, the Issuer or any of the Company’s Subsidiaries or of any successor thereto, either directly or through the Company, the Issuer or any of the Company’s Subsidiaries or of any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as consideration for, the execution of the Indenture and the issue of this Note.

In addition to the rights provided to Holders of Notes under the Indenture, Holders shall have all the rights set forth in the Registration Rights Agreement dated as of March 26, 2007, among the Issuer, the Company and the Initial Purchaser named therein (the “Registration Rights Agreement”).

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN-COM	as tenants in common	UNIF GIFT MIN ACT -___
Custodian ___

TEN-ENT	as tenant by the entireties	(Cust) (Minor)

JT-TEN	as joint tenants with right of survivorship and not under Uniform Gifts to Minors Act as tenants in common

(State)

Additional abbreviations may also be used though not in the above list.

EXCHANGE NOTICE

TO:                            SL GREEN OPERATING PARTNERSHIP, L.P.
The Bank of New York, as Trustee

The undersigned registered owner of this Note hereby irrevocably exercises the option to exchange this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into cash and, if applicable, shares of Common Stock, in accordance with the terms of the Indenture referred to in this Note, and directs that the shares of Common Stock, if any, issuable and deliverable upon such exchange, together with any check in payment for cash, if any, payable upon exchange or for fractional shares and any Notes representing any unexchanged principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Note not exchanged are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

The undersigned registered owner of this Note hereby certifies that it or the Person on whose behalf the Notes are being exchanged is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act of 1933, as amended.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Fill in the registration of shares of Common Stock, if any, if to be issued, and Notes if to be delivered, and the person to whom cash and payment for fractional shares is to be made, if to be made, other than to and in the name of the registered holder:

Please print name and address

(Name)

(Street Address)

(City, State and Zip Code)

Principal amount to be exchanged (if less than all):

$

Social Security or Other Taxpayer Identification Number:

NOTICE: The signature on this Exchange Notice must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

DESIGNATED EVENT REPURCHASE NOTICE

TO:                            SL GREEN OPERATING PARTNERSHIP, L.P.
The Bank of New York, as Trustee

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from SL Green Operating Partnership, L.P. (the “Issuer”) regarding the right of Holders to elect to require the Issuer to repurchase the Notes and requests and instructs the Issuer to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in cash, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest to, but excluding, the Designated Event Repurchase Date, as the case may be, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be repurchased by the Issuer as of the Designated Event Repurchase Date, as the case may be, pursuant to the terms and conditions specified in the Indenture.

NOTICE: The signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever. Note Certificate Number (if applicable):

Principal amount to be repurchased (if less than all, must be $1,000 or whole multiples thereof):

Social Security or Other Taxpayer Identification Number:

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

SCHEDULED REPURCHASE NOTICE

TO:	SL GREEN OPERATING PARTNERSHIP, L.P. The Bank of New York, as Trustee

The undersigned registered owner of this Note hereby requests and instructs Issuer to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in cash, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest to, but excluding, the Scheduled Repurchase Date, as the case may be, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be repurchased by the Issuer as of the Scheduled Repurchase Date, as the case may be, pursuant to the terms and conditions specified in the Indenture.

NOTICE: The signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever. Note Certificate Number (if applicable): __________________

Principal amount to be repurchased (if less than all, must be $1,000 or whole multiples thereof): ________________

Social Security or Other Taxpayer Identification Number: ________________

Dated: ________________

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

ASSIGNMENT

For value received                                           hereby sell(s) assign(s) and transfer(s) unto                             (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                             attorney to transfer said Note on the books of the Issuer, with full power of substitution in the premises.

In connection with any transfer of the Note, the undersigned confirms that such Note is being transferred:

•                          ☐      To SL Green Operating Partnership, L.P., SL Green Realty Corp. or a subsidiary of SL Green Operating Partnership, L.P. or SL Green Realty Corp.; or

•                          ☐      To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ASSIGNMENT

For value received                                                             hereby sell(s) assign(s) and transfer(s) unto                                                             (Please insert social security or other Taxpayer Identification Number of assignee)                                   shares of Common Stock, and hereby irrevocably constitutes and appoints                                                             attorney to transfer said shares of Common Stock on the books of the Issuer, with full power of substitution in the premises.

In connection with any transfer of the shares of Common Stock prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such shares of Common Stock are being transferred:

•                          ☐      To SL Green Operating Partnership, L.P., SL Green Realty Corp. or a subsidiary of SL Green Operating Partnership, L.P. or SL Green Realty Corp.; or

•                          ☐      Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

•                          ☐      To a person the undersigned reasonably believes is a qualified institutional buyer that is purchasing for its own account or for the account of another qualified institutional buyer and to whom notice is given that the transfer is being made in reliance on Rule 144A, all in compliance with Rule 144A (if available); or

•                          ☐      Pursuant to a Registration Statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer.

Unless one of the boxes is checked, the Transfer Agent will refuse to register any of the shares of Common Stock evidenced by this certificate in the name of any person other than the registered holder thereof.